FORM OF
                              MANAGEMENT AGREEMENT
                                   SCHEDULE A

                     SERIES OF NEUBERGER BERMAN EQUITY FUNDS

     The Series of Neuberger Berman Equity Funds currently subject to this Agreement are as follows:

Neuberger Berman All Cap Growth Fund
Neuberger Berman Century Fund
Neuberger Berman Equity Income Fund
Neuberger Berman Fasciano Fund
Neuberger Berman Focus Fund
Neuberger Berman Genesis Fund
Neuberger Berman Global Real Estate Fund
Neuberger Berman Guardian Fund
Neuberger Berman International Fund
Neuberger Berman International Institutional Fund
Neuberger Berman International Large Cap Fund
Neuberger Berman Large Cap Disciplined Growth Fund
Neuberger Berman Manhattan Fund
Neuberger Berman Millennium Fund
Neuberger Berman Partners Fund
Neuberger Berman Premier Analysts Fund
Neuberger Berman Premier Convergence Fund
Neuberger Berman Premier Dividend Fund
Neuberger Berman Premier Energy Fund
Neuberger Berman Real Estate Fund
Neuberger Berman Regency Fund
Neuberger Berman Select Equities Fund
Neuberger Berman Socially Responsive Fund


Date: December 17, 2007

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                                   SCHEDULE B

                              RATE OF COMPENSATION



FUND                                               RATE OF COMPENSATION BASED ON
                                                   EACH FUND'S AVERAGE DAILY NET
                                                   ASSETS

Neuberger Berman All Cap Growth Fund               0.550% of first $250 million
Neuberger Berman Century Fund                      0.525% of next $250 million
Neuberger Berman Equity Income Fund                0.500% of next $250 million
Neuberger Berman Focus Fund                        0.475% of next $250 million
Neuberger Berman Guardian Fund                     0.450% of next $500 million
Neuberger Berman International Large Cap Fund      0.425% of next $2.5 billion
Neuberger Berman Large Cap Disciplined Growth Fund 0.400% in excess of $4 billion Neuberger Berman Manhattan Fund
Neuberger Berman Partners Fund
Neuberger Berman Regency Fund
Neuberger Berman Select Equities Fund
Neuberger Berman Socially Responsive Fund

Neuberger Berman Fasciano Fund                     0.850% of first $500 million
                                                   0.825% of next $500 million
                                                   0.800% of next $500 million
                                                   0.775% of next $500 million
                                                   0.750% of next $500 million
                                                   0.725% in excess of $2.5 billion

Neuberger Berman Genesis Fund                      0.850% of first $250 million
Neuberger Berman Millennium Fund                   0.800% of next $250 million
                                                   0.750% of next $250 million
                                                   0.700% of next $250 million
                                                   0.650% in excess of $1 billion

Neuberger Berman Global Real Estate Fund           0.80%

Neuberger Berman International Fund                0.850% of first $250 million
Neuberger Berman International Institutional Fund  0.825% of next $250 million
                                                   0.800% of next $250 million
                                                   0.775% of next $250 million
                                                   0.750% of next $500 million
                                                   0.725% of next $1 billion
                                                   0.700% in excess of $2.5 billion

Neuberger Berman Real Estate Fund                  0.850%

Neuberger Berman Premier Analysts Fund             0.450%
Neuberger Berman Premier Convergence Fund
Neuberger Berman Premier Dividend Fund
Neuberger Berman Premier Energy Fund


Date: December 17, 2007
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